CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Matthews International Funds of our reports dated February 25, 2026, relating to the financial statements and financial highlights of Matthews Emerging Markets Equity Fund, Matthews Emerging Markets Sustainable Future Fund, Matthews Emerging Markets Small Companies Fund, Matthews Asia Growth Fund, Matthews Pacific Tiger Fund, Matthews Asia Innovators Fund, Matthews China Fund, Matthews China Innovators Fund (formerly known as Matthews China Small Companies Fund), Matthews India Fund, Matthews Japan Fund, Matthews Asia Dividend Fund, Matthews China Dividend Fund, Matthews Emerging Markets Equity Active ETF, Matthews Asia Innovators Active ETF, Matthews China Active ETF, Matthews Korea Active ETF, Matthews Emerging Markets ex China Active ETF, Matthews Asia Dividend Active ETF, Matthews Emerging Markets Sustainable Future Active ETF, Matthews India Active ETF, Matthews Pacific Tiger Active ETF, Matthews Japan Active ETF, Matthews Emerging Markets Discovery Active ETF, Matthews China Innovators Active ETF (formerly known as Matthews China Discovery Active ETF), which appear in Matthews International Funds’ Certified Shareholder Report on Form N-CSR for the year ended December 31, 2025. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Disclosure of Portfolio Holdings”, and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

San Francisco, CA

April 30, 2026